Exhibit 4.1
TWELFTH SUPPLEMENTAL INDENTURE
SUBSIDIARY GUARANTEES
TWELFTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of January 31, 2020, among the subsidiary guarantors listed on Schedule I hereto (the “Guaranteeing Subsidiaries”), Vistra Energy Corp., a Delaware corporation (the “Company”), the other subsidiary guarantors party hereto and Wilmington Trust, National Association, as trustee under the indenture referred to below (the “Trustee”).
WITNESSETH
WHEREAS, the Company has heretofore executed and delivered to the Trustee that certain Indenture (as supplemented and amended, the “Indenture”), dated as of May 20, 2013, among the Company (as successor by merger to Dynegy Inc.), the Subsidiary Guarantors party thereto and the Trustee, providing for the original issuance of an aggregate principal amount of $500,000,000 of 5.875% Senior Notes due 2023 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture (the “Subsidiary Guarantees”); and
WHEREAS, pursuant to Sections 4.07 and 9.01 of the Indenture, the Trustee, the Company and the other Subsidiary Guarantors are authorized and required to execute and deliver this Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries, the Trustee, the Company and the other Subsidiary Guarantors mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1. Capitalized Terms. Unless otherwise defined in this Supplemental Indenture, capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2. Agreement to be Bound; Guarantee. Each of the Guaranteeing Subsidiaries hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such will have all of the rights and be subject to all of the Obligations and agreements of a Subsidiary Guarantor under the Indenture. Each of the Guaranteeing Subsidiaries hereby agrees to be bound by all of the provisions of the Indenture applicable to a Subsidiary Guarantor and to perform all of the Obligations and agreements of a Subsidiary Guarantor under the Indenture. In furtherance of the foregoing, each of the Guaranteeing Subsidiaries shall be deemed a Subsidiary Guarantor for purposes of Article 10 of the Indenture, including, without limitation, Section 10.02 thereof.

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3. NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
4. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
5. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
6. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.
7. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first written above.

BIG SKY GAS, LLC
BIG SKY GAS HOLDINGS, LLC
CINCINNATI BELL ENERGY, LLC
CRIUS ENERGY, LLC
CRIUS ENERGY CORPORATION
CRIUS ENERGY MANAGEMENT, LLC
CRIUS ENERGY MANAGEMENT 2, LLC
CRIUS SOLAR FULFILLMENT, LLC
CRIUS SOLAR HOLDINGS, LLC
CRIUS SOLAR, LLC
ENERGY REWARDS, LLC
ENERGY SOLUTIONS GROUP, LLC
EVERYDAY ENERGY NJ, LLC
EVERYDAY ENERGY, LLC
PEOPLE’S CHOICE ENERGY, LLC
PUBLIC POWER & UTILITY OF MARYLAND, LLC
PUBLIC POWER & UTILITY OF NY, INC.
PUBLIC POWER, LLC (a Connecticut limited liability company)
PUBLIC POWER, LLC (PA-3933152, a Pennsylvania limited liability company)
REGIONAL ENERGY HOLDINGS, INC.
TRIEAGLE 1, LLC
TRIEAGLE 2, LLC
TRIEAGLE ENERGY LP
VIRIDIAN ENERGY, LLC
VIRIDIAN ENERGY PA LLC
VIRIDIAN ENERGY NY, LLC
VIRIDIAN NETWORK, LLC

BIG SKY GAS HOLDINGS, LLC
CINCINNATI BELL ENERGY, LLC
CRIUS ENERGY, LLC
CRIUS ENERGY CORPORATION
CRIUS ENERGY MANAGEMENT, LLC
CRIUS ENERGY MANAGEMENT 2, LLC
CRIUS SOLAR FULFILLMENT, LLC
CRIUS SOLAR HOLDINGS, LLC
CRIUS SOLAR, LLC
ENERGY REWARDS, LLC
ENERGY SOLUTIONS GROUP, LLC
EVERYDAY ENERGY NJ, LLC
EVERYDAY ENERGY, LLC
PEOPLE’S CHOICE ENERGY, LLC
PUBLIC POWER & UTILITY OF MARYLAND, LLC
PUBLIC POWER & UTILITY OF NY, INC.
PUBLIC POWER, LLC (a Connecticut limited liability company)
PUBLIC POWER, LLC (PA-3933152, a Pennsylvania limited liability company)
REGIONAL ENERGY HOLDINGS, INC.
TRIEAGLE 1, LLC
TRIEAGLE 2, LLC
TRIEAGLE ENERGY LP
VIRIDIAN ENERGY, LLC
VIRIDIAN ENERGY PA LLC
VIRIDIAN ENERGY NY, LLC
VIRIDIAN NETWORK, LLC

AS THE GUARANTEEING SUBSIDIARIES

By: /s/ Kristopher E. Moldovan
Name: Kristopher E. Moldovan
Title: Senior Vice President and Treasurer

[Signature Page to Twelfth Supplemental Indenture]

VISTRA ENERGY CORP.,
as the Company
By: /s/ Kristopher E. Moldovan
Name: Kristopher E. Moldovan
Title: Senior Vice President and Treasurer

[Signature Page to Twelfth Supplemental Indenture]

ANP BELLINGHAM ENERGY COMPANY, LLC	ILLINOVA CORPORATION
ANP BLACKSTONE ENERGY COMPANY, LLC	IPH, LLC
BIG BROWN POWER COMPANY LLC BRIGHTSIDE SOLAR, LLC	KINCAID GENERATION, L.L.C.
CALUMET ENERGY TEAM, LLC	LA FRONTERA HOLDINGS, LLC
CASCO BAY ENERGY COMPANY, LLC	LAKE ROAD GENERATING COMPANY, LLC
COFFEEN AND WESTERN RAILROAD COMPANY	LIBERTY ELECTRIC POWER, LLC
COLETO CREEK POWER, LLC	LONE STAR ENERGY COMPANY, INC.
COMANCHE PEAK POWER COMPANY LLC	LONE STAR PIPELINE COMPANY, INC.
CORE SOLAR SPV I, LLC	LUMINANT ENERGY COMPANY LLC
DALLAS POWER & LIGHT COMPANY, INC.	LUMINANT ENERGY TRADING CALIFORNIA COMPANY
DYNEGY ADMINISTRATIVE SERVICES COMPANY	LUMINANT ET SERVICES COMPANY LLC
DYNEGY ASSOCIATES NORTHEAST LP, INC.	LUMINANT GENERATION COMPANY LLC
DYNEGY COAL GENERATION, LLC	LUMINANT MINING COMPANY LLC
DYNEGY COAL HOLDCO, LLC	MASSPOWER, LLC
DYNEGY COAL TRADING & TRANSPORTATION, L.L.C.	MIDLOTHIAN ENERGY, LLC
DYNEGY COMMERCIAL ASSET MANAGEMENT, LLC	MILFORD POWER COMPANY, LLC
DYNEGY CONESVILLE, LLC	MOSS LANDING ENERGY STORAGE 1, LLC
DYNEGY DICKS CREEK, LLC	NCA RESOURCES DEVELOPMENT COMPANY LLC
DYNEGY ENERGY SERVICES (EAST), LLC	NEPCO SERVICES COMPANY
DYNEGY ENERGY SERVICES, LLC	NORTHEASTERN POWER COMPANY
DYNEGY FAYETTE II, LLC	OAK GROVE MANAGEMENT COMPANY LLC
DYNEGY GAS IMPORTS, LLC	ONTELAUNEE POWER OPERATING COMPANY, LLC
DYNEGY HANGING ROCK II, LLC	PLEASANTS ENERGY, LLC
DYNEGY KENDALL ENERGY, LLC	RICHLAND-STRYKER GENERATION LLC
DYNEGY KILLEN, LLC	SANDOW POWER COMPANY LLC
DYNEGY MARKETING AND TRADE, LLC	SITHE ENERGIES, INC.
DYNEGY MIAMI FORT, LLC	SITHE/INDEPENDENCE LLC
DYNEGY MIDWEST GENERATION, LLC	SOUTHWESTERN ELECTRIC SERVICE COMPANY, INC.
DYNEGY MORRO BAY, LLC	TEXAS ELECTRIC SERVICE COMPANY, INC.
DYNEGY MOSS LANDING, LLC	TEXAS ENERGY INDUSTRIES COMPANY, INC.
DYNEGY NORTHEAST GENERATION GP, INC.	TEXAS POWER & LIGHT COMPANY, INC.
DYNEGY OAKLAND, LLC	TEXAS UTILITIES COMPANY, INC.
DYNEGY OPERATING COMPANY	TEXAS UTILITIES ELECTRIC COMPANY, INC.
DYNEGY POWER GENERATION INC.	T-FUELS, LLC
DYNEGY POWER MARKETING, LLC	TXU ELECTRIC COMPANY, INC.
DYNEGY POWER, LLC	TXU ENERGY RETAIL COMPANY LLC
DYNEGY RESOURCE II, LLC	TXU RETAIL SERVICES COMPANY
DYNEGY RESOURCES GENERATING HOLDCO, LLC	UPTON COUNTY SOLAR 2, LLC
DYNEGY SOUTH BAY, LLC	VALUE BASED BRANDS LLC
DYNEGY STUART, LLC	VISTRA ASSET COMPANY LLC
DYNEGY WASHINGTON II, LLC	VISTRA CORPORATE SERVICES COMPANY
DYNEGY ZIMMER, LLC	VISTRA EP PROPERTIES COMPANY
EMERALD GROVE SOLAR, LLC ENNIS POWER COMPANY, LLC	VISTRA FINANCE CORP.
[Signature Page to Twelfth Supplemental Indenture]

EQUIPOWER RESOURCES CORP.	VISTRA INSURANCE SOLUTIONS LLC
GENERATION SVC COMPANY	VISTRA INTERMEDIATE COMPANY LLC
HALLMARK SOLAR, LLC HAVANA DOCK ENTERPRISES, LLC	VISTRA OPERATIONS COMPANY LLC
HAYS ENERGY, LLC	VISTRA PREFERRED INC.
HOPEWELL POWER GENERATION, LLC	VOLT ASSET COMPANY, INC.
ILLINOIS POWER GENERATING COMPANY	VOLT VENTURES LLC
ILLINOIS POWER MARKETING COMPANY	WHARTON COUNTY GENERATION, LLC
ILLINOIS POWER RESOURCES GENERATING, LLC	WISE COUNTY POWER COMPANY, LLC
ILLINOIS POWER RESOURCES, LLC	WISE-FUELS PIPELINE, INC.,

AS SUBSIDIARY GUARANTORS

By: /s/ Kristopher E. Moldovan
Name: Kristopher E. Moldovan
Title: Senior Vice President and Treasurer

[Signature Page to Twelfth Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as the Trustee
By: /s/ Shawn Goffinet
Name: Shawn Goffinet
Title: Vice President

[Signature Page to Twelfth Supplemental Indenture]

SCHEDULE I
SUBSIDIARY GUARANTORS

Name	Jurisdiction
Big Sky Gas, LLC	Montana
Big Sky Gas Holdings, LLC	Delaware
Cincinnati Bell Energy, LLC	Nevada
Crius Energy, LLC	Delaware
Crius Energy Corporation	Delaware
Crius Energy Management, LLC	Delaware
Crius Energy Management 2, LLC	Nevada
Crius Solar Fulfillment, LLC	Delaware
Crius Solar Holdings, LLC	Nevada
Crius Solar, LLC	Nevada
Energy Rewards, LLC	Nevada
Energy Solutions Group, LLC	Nevada
Everyday Energy NJ, LLC	New Jersey
Everyday Energy, LLC	Nevada
People’s Choice Energy, LLC	Nevada
Public Power & Utility of Maryland, LLC	Maryland
Public Power & Utility of NY, LLC	New York
Public Power, LLC	Connecticut
Public Power, LLC	Pennsylvania
Regional Energy Holdings, Inc.	Nevada
Trieagle 1, LLC	Nevada
Trieagle 2, LLC	Nevada
Trieagle Energy LP	Texas
Viridian Energy, LLC	Nevada
Viridian Energy PA LLC	Nevada
Viridian Energy NY, LLC	New York
Viridian Network, LLC	Delaware

Sch-I-1